UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

BankAtlantic Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Ft. Lauderdale, Florida		33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 954-940-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	8.01 Other Events.

On May 2, 2011, BankAtlantic Bancorp, Inc. (the “Company”) announced its intention to pursue a rights offering for up to $30 million of its Class A Common Stock. Under the currently contemplated terms of the rights offering, holders of the Company’s Class A Common Stock and Class B Common Stock as of the close of business on May 12, 2011 will have the right to purchase shares of the Company’s Class A Common Stock at a subscription price of $0.75 per share. A copy of the Company’s press release, which contains more detailed information relating to the rights offering, is attached hereto as Exhibit 99.1.

Matters discussed in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties, including, but not limited to, the risk that, because of business, economic or market conditions or for any other reason within the Company’s discretion, the Company may decide not to pursue the rights offering and the risk that the rights offering may not otherwise be consummated on the contemplated terms, or at all. In addition, reference is also made to the other risks and uncertainties set forth in the attached press release and those detailed in the Company’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1 – Press release dated May 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2011	BANKATLANTIC BANCORP, INC.

	By:	/s/ Valerie C. Toalson
Valerie C. Toalson
Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 2, 2011